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                                                                    EXHIBIT 99.1
                                  PRESS RELEASE



         TYLER, TEXAS, August 16, 2002 - Classic Communications, Inc. (OTC Bulletin Board - CLSCQ.OB) today announced that on August 14, 2002, the Official Committee of Unsecured Creditors filed a proposed plan of reorganization pursuant to chapter 11 of the bankruptcy code and a related disclosure statement. Classic is undertaking a review of the proposed plan of reorganization and disclosure statement

         On November 13, 2001, Classic and its subsidiaries filed voluntary petitions for bankruptcy protection under chapter 11 of the bankruptcy code in the United States Bankruptcy Court for the District of Delaware.

         The matters discussed herein may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, that involve risks and uncertainties. All statements other than statements of historical information provided herein may be deemed to be forward-looking statements. Without limiting the foregoing, the words "may," "will," "should," "expects," "anticipates," "considering," "believe," "estimates," "predicts," "potential," or "continue" and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those reflected in the forward-looking statements include, but are not limited to, the risks discussed in the "Risk Factors" section included within the Classic's most recent Annual Report on Form 10-K filed with the SEC and the risks discussed in Classic's other filings with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management's analysis, judgment, belief, or expectation only as of the date hereof. Classic undertakes no obligation to revise these forward-looking statements publicly to reflect events or circumstances that arise after the date hereof.